UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Bancorp Rhode Island, Inc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On April 17, 2007, Bancorp Rhode Island, Inc. delivered the following presentation to certain of its shareholders.

Bancorp Rhode Island, Inc. April 2007

SAFE HARBOR STATEMENT Certain statements contained in this presentation are “Forward Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward Looking Statements may be identified by the use of forward looking terminology such as “may,” “believes,” “intends,” “expects,” and “anticipates” or similar terms or variations of these terms. Actual results could differ materially from those set forth in Forward Looking Statements due to a variety of factors including, without limitation, competition, interest rate risk, credit risk, political and economic conditions and regulatory issues. Further information on these risk factors is included in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. IMPORTANT INFORMATION Bancorp Rhode Island, Inc. (“BancorpRI”) filed a definitive proxy statement in connection with its 2007 annual meeting of shareholders with the Securities and Exchange Commission on April 4, 2007. BANCORPRI SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT CAREFULLY, AS IT CONTAINS IMPORTANT INFORMATION. Shareholders are able to obtain additional copies of BancorpRI’s definitive proxy statement and any other documents filed by BancorpRI with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of BancorpRI’s definitive proxy statement are also available for free at BancorpRI’s Internet website at www.bankri.com or by writing to Bancorp Rhode Island, Inc., One Turks Head Place, Providence, Rhode Island 02903, Attention: Investor Relations. In addition, copies of BancorpRI’s proxy materials may be requested by contacting our proxy solicitor, Georgeson Inc. at (866) 425-8584 toll free. INFORMATION REGARDING PARTICIPANTS Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of BancorpRI’s shareholders is available in BancorpRI’s definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2007.

BancorpRI’s Board is the RIGHT Choice We have: Proven track record of delivering superior shareholder returns Clear strategic plan to create long-term value for all shareholders Strong corporate governance practices Right mix of business acumen, expertise and community ties to execute strategy Intimate and developed understanding of our Company and the markets we serve Strong equity ownership and alignment with shareholder interests Willingness and ability to appropriately evaluate all strategic options

Agenda Young, dynamic commercial bank Outstanding delivery of shareholder value Strong governance practices Dissidents’ claims misleading

Formed in March 1996 $1.5 billion commercial bank High value business model NASDAQ listed (since 1998): BARI 16 branches in Greater Providence area $207.7 million market cap Profile Information presented as of 3/31/07 unless otherwise noted.

Proven Track Record of Delivering Superior Shareholder Value $520 $93 Commercial Loans $43.25 $10.00 Stock Price 16 12 Branches $0.60 $0.00 Annual Dividend $9.0 $1.2 Noninterest Income $1,004 $383 Loans $1,016 $425 Deposits $1,479 $472 Assets 12/31/06 12/31/96 10 years of exceptional growth (all dollars in millions, except per share numbers)

Greater Providence – Vibrant, Attractive Market 1. US Census Bureau New England’s 2nd largest city1 2nd in projected population growth in New England1 Advantages & amenities of state capital Serviced by regional airport Home to 4 major colleges/universities Experiencing an urban renaissance Unique opportunity for local commercial bank

One of the most highly concentrated markets in the U.S. BankRI clearly differentiated from major competitors Deposit Market Share in Providence and Kent Counties1 1. 2006 Offices and Deposits of all FDIC-Insured Institutions, excluding one bank that draws its deposits primarily from the internet. Federal Deposit Insurance Corporation. June 2006. Opportunity to grow organically by taking share and by benefiting from overall market growth. Greater Providence – Unique Opportunity for Local Commercial Bank 06 Total 06 Total Deposits Market Branch in Market Share Institution Count ($000) (%) Citizens Bank (RBS) 61 9,102,012 53.54 Bank of America Corp. (NC) 38 3,595,276 21.15 Sovereign Bancorp Inc. (PA) 24 1,675,299 9.86 Bancorp Rhode Island Inc. (RI) 15 953,550 5.61 Centreville Savings Bank (RI)-Mutual 5 561,508 3.30

Planning For The Future Our strategic plan includes: Continuing development of commercial banking niche Continuing conversion from thrift-like balance sheet to that of a commercial bank Increasing capacity while controlling expenses, through improved processes and utilization of technology Broadening product and service offerings, expanding actual and “virtual” footprint and deepening customer relationships through cross-selling

Agenda Young, dynamic commercial bank Outstanding delivery of shareholder value Strong governance practices Dissidents’ claims misleading

 Consistently Superior Investment Returns 16.85% 16.64% 8.79% 5.25% SNL Micro Cap Bank & Thrift 12.77% 11.93% 5.42% 7.12% SNL New England Bank Ten Year Five Year Three Year One Year Company 9.20% 7.35% 8.95% 9.31% Russell 3000 20.00% 15.20% 9.16% 23.17% Bancorp Rhode Island Average Annual Total Return* *As of March 31, 2007; Source: SNL Interactive website

Average Annual Total Return* 14.93% Webster 12.89% Camden National 11.41% TD Banknorth 10.75% Chittenden Corp. 10.71% Washington Trust 9.84% Century Bancorp Ten Year Company 7.48% Bank of America 16.63% Sovereign 17.02% Rockland Trust 20.00% Bancorp Rhode Island *As of March 31, 2007; Source: SNL Interactive website 8.73% Bank of America 7.61% Rockland Trust 7.29% Washington Trust 6.83% TD Banknorth 6.71% Webster 6.00% Chittenden Corp. Five Year Company 3.77% Century Bancorp 13.27% Camden National 15.20% Bancorp Rhode Island 15.50% Sovereign 4.69% Chittenden Corp. 8.08% Sovereign 3.00% Rockland Trust 0.58% Washington Trust -1.55% Webster -1.57% TD Banknorth Three Year Company -6.85% Century Bancorp 8.07% Bank of America 9.16% Bancorp Rhode Island 10.76% Camden National -4.49% Washington Trust 12.03% Bank of America 9.57% TD Banknorth 4.21% Chittenden Corp. 2.46% Rockland Trust -0.93% Webster One Year Company -8.44% Century Bancorp 13.02% Camden National 21.92% Sovereign 23.17% Bancorp Rhode Island Consistently Superior Investment Returns

Agenda Young, dynamic commercial bank Outstanding delivery of shareholder value Strong governance practices Dissidents’ claims misleading

YES Company does not have a shareholder rights plan (poison pill) YES Code of Ethics in place since inception YES Governance and Nominating Committee oversees corporate governance matters and evaluates and nominates directors YES Separate roles of Chairman and CEO YES Compensation, Audit, and Governance and Nominating committees comprised solely of independent directors YES Board comprised entirely of independent directors other than CEO (14 out of 15) YES Corporate Governance Guidelines and Principles BANCORP RHODE ISLAND CORPORATE GOVERNANCE Strong Corporate Governance Profile

Strong Corporate Governance Profile (cont’d) All directors own stock Directors beneficially own 22.5% of stock 9 of 15 directors own outright at least $400,000 of stock Non-executive Chairman Malcolm G. Chace owns outright 11% President and CEO Merrill W. Sherman owns outright 2.4% Average options granted in each of past 3 years less than 2% of total shares outstanding Options have never been re-priced All current equity incentive plans approved by shareholders Since 2004, Board has received investment banking advice from Ryan Beck & Co. Evaluates all strategic alternatives on an ongoing basis Board utilizes comprehensive, thoughtful director nomination process

In-person interviews with both dissident director nominees by Board Governance and Nominating Committee Board Chairman and Vice Chairman checked references supplied by dissidents Evaluation of re-nominated Board candidates by Board Governance and Nominating Committee Review of other potential candidates and interview of proposed new candidate (Bready) Extensive discussion and evaluation of all candidates by Board Governance and Nominating Committee and by full Board Evaluation also carefully considered expense, distraction and unfavorable publicity of proxy contest measured against potential consequences of putting one or both of the dissidents on the Board Bancorp’s 2007 Director Nomination Process

Candidates Have Wide-Ranging Expertise and Market Knowledge CEO of Women’s Care, Inc., largest provider of reproductive health services in Rhode Island. Also is Associate Chief of OB/GYN at Women and Infants Hospital in Providence. Founding member of Minority Investment Development Corp. of Rhode Island. Served as: a Chairman of Rhode Island Foundation, largest charitable foundation in State; Chairman of Board of International Institute of Rhode Island; and led Progressive Latinos successful capital campaign. Pablo Rodriguez, M.D. Owns and operates several Blockbuster Video franchises and serves on Board of Directors for Association of Blockbuster franchisees. Also active in community affairs, serving on Board of Governors for Miriam Hospital and loan committee of Providence Economic Development Partnership and is immediate past president of Jewish Federation of Rhode Island. Mark R. Feinstein Recently co-founded Pine Brook Road Partners, LLC, private equity firm focused primarily on energy and financial services. Immediately prior to founding Pine Brook, served as Executive Director of the Rhode Island Economic Development Corp. Previously headed global energy investment banking at Salomon and Lehman Brothers. Michael E. McMahon Since 1990, Chairman and CEO of Nortek, Inc., a Rhode Island-based international designer, manufacturer and marketer of high-quality, branded products for residential and commercial use (over $2B annual sales). In 2003, Bready, other senior Nortek management and private equity firm took Nortek, then a NYSE-listed company, private. He holds a Masters in Accounting and prior to joining Nortek he was an audit manager with an international accounting firm. Richard L. Bready NEW NOMINEE 30 years of financial and banking experience. Served as EVP/Director of M&A, as well as EVP and Chief Investment Officer of Shawmut National Corp., a $30 billion commercial bank now part of Bank of America. John R. Berger Contested directors provide industry and customer sector representation, diverse perspectives and access to large and important segments of our community

Dissidents Will Not Bring Added Value to the Board Lack willingness to objectively consider all alternatives Admitted a bias in their judgment Possess NO skills not already present on Board or accessed by Board Dissidents claimed “investment banking” skills Current Board members John Berger and Michael McMahon have those credentials Since 2004, Board also has received investment banking advice from Ryan, Beck & Co. Offer NO business plan or strategic insights in response to Committee questions Have NO working knowledge of markets we serve

Agenda Young, dynamic commercial bank Outstanding delivery of shareholder value Strong governance practices Dissidents’ claims misleading

PL Capital’s Criticisms are Misleading Lower 2006 ROE and EPS levels due in part to April 2005 capital raise $21.5MM raised when issued over 628,000 shares of common stock Resulted in highest capitalization level since inception and also meant lower ROE and EPS than immediately before capital raise Board recognized it would take time to deploy capital profitably 2005 investments (2 branches, a private bank and a leasing company) are gaining earnings momentum Flat to inverted yield curve tempering bank earnings nationwide Efficiency ratio reflects a growing, young company We balance investing in the franchise vs. producing current earnings Creation of franchise and shareholder value prove investments worthwhile

PL Capital’s Criticisms are Misleading (cont’d) “Peer” group comparison not really “peer” Virtually all are institutions over 25 years old, with broader revenue streams While we are a commercial bank, we are in the process of converting from thrift-like balance sheet we had at 1996 inception Management proactively moves to control expenses Process review initiated in late 2005 24 positions eliminated in 2006 Hiring frost in place Process and technology review remains ongoing Dissidents’ campaign materials utterly silent on: Board’s record of shareholder value creation Successful history of franchise growth Exceptional quality of assets and deposits

Dissidents’ Presence on Board Will Negatively Impact Shareholder Value Announced intention to put bank in play can: Cause business lending customers to defect and make it more difficult to attract new customers Impede efforts to attract and retain talented key employees Interrupt implementation of strategic plan which grows shareholder value Diminish exit value Perception of forced sale could weaken negotiating posture with potential acquirers

BancorpRI’s Board is the RIGHT Choice We have: Proven track record of delivering superior shareholder returns Clear strategic plan to create long-term value for all shareholders Strong corporate governance practices Right mix of business acumen, expertise and community ties to execute strategy Intimate and developed understanding of our Company and the markets we serve Strong equity ownership and alignment with shareholder interests Willingness and ability to appropriately evaluate all strategic options

Appendix

Measurable Execution of Growth Plan Commercial Loans (in millions) 19.0% CAGR 2006 2004 2002 2000 1998 1996 $0 $100 $200 $300 $400 $500

Measurable Execution of Growth Plan Total Deposits (in millions) 9.1% CAGR 2006 2004 2002 2000 1998 1996 $0 $150 $300 $450 $600 $750 $900 $1,050

Measurable Execution of Growth Plan Core Deposits (in millions) 11.3% CAGR 2006 2004 2002 2000 1998 1996 $0 $150 $300 $450 $600 $750 $900 $1,050

Measurable Execution of Growth Plan Noninterest Income Growth Noninterest Income / Average Assets: 0.27% 0.38% 0.48% 0.52% 0.53% 0.64% 0.75% 0.84% 0.73% 0.68% 0.68% (In Thousands) 8.99 *Pro forma noninterest income and related ratio adjusted for security losses resulting from a restructuring of the investment portfolio in Q3 ’06 9.23 3.58 8.58 8.83 7.08 5.23 9.85 3.22 2.73 1.92 1.28 $0.00 $1.50 $3.00 $4.50 $6.00 $7.50 $9.00 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006*